Exhibit 10.5
Execution Copy
ASSIGNMENT AND ASSUMPTION AGREEMENT
     This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), is made as of September 3, 2010 (the “Effective Date”), by and between S2 Therapeutics, Inc. f/k/a Wythe Therapeutics, Inc., a Tennessee corporation (“S2”), and Santarus, Inc., a Delaware corporation (“Santarus”). Each of S2 and Santarus is referred to herein individually as a “party” and collectively as the “parties.”
     WHEREAS, S2 and Patheon Pharmaceuticals Inc. (“Patheon”) are parties to that certain Manufacturing Services Agreement, dated as of May 26, 2010, that certain Capital Expenditure and Equipment Agreement, dated as of May 26, 2010 (the “Equipment Agreement”), and that certain Quality Agreement, dated as of May 26, 2010, each as amended from time to time (collectively, the “Patheon Agreements”), relating to the manufacture of the Product;
     WHEREAS, S2, Santarus and VeroScience, LLC (“VeroScience”) have entered into a Distribution and License Agreement dated the date hereof (the “License Agreement”), pursuant to which S2 and VeroScience licensed to Santarus certain exclusive rights to Manufacture and Commercialize the Product in the Territory;
     WHEREAS, pursuant to the License Agreement, S2 has agreed to assign all right, title and interest under the Patheon Agreements, and Santarus has agreed to assume all of S2’s obligations thereunder; and
     WHEREAS, the parties desire to execute and deliver this Agreement for the purpose of effecting such assignment and assumption.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
     1. Definitions. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings set forth in the License Agreement.
     2. Agreement and Assumption. Subject to the terms of the License Agreement, S2 hereby assigns to Santarus, and Santarus hereby accepts and assumes all of S2’s rights, obligations, title and interest in, to and under the Patheon Agreements. From and after the Effective Date, S2 shall have no further liabilities or obligations under the Patheon Agreements other than any liabilities or obligations for any claim by Patheon arising out of or in connection with the Patheon Agreements from activities prior to the Effective Date, except for those obligations described on Schedule 2.8(a) of the License Agreement assumed by Santarus in accordance with the terms and conditions of the License Agreement. S2 shall indemnify Santarus in connection with any such claims arising out of or in connection with the Patheon Agreements from activities prior to the Effective Date in accordance with Section 11.1(b) of the License Agreement. Santarus shall indemnify S2 in connection with any claims arising out of or in connection with the Patheon Agreements from activities following the Effective Date in accordance with Section 11.1(c) of the License Agreement.

     3. Equipment. Without limiting anything contained in Section 2 above, from and after the Effective Date, Santarus shall, upon the reasonable request of S2, use commercially reasonable efforts to permit Patheon to use the Dedicated Manufacturing Equipment (as defined in the Equipment Agreement) on S2’s behalf; provided, that any such use shall be consistent with the terms and conditions of the License Agreement; provided, further, that in no event shall such use diminish or otherwise interfere with Santarus’s rights under the Equipment Agreement, including, without limitation, Santarus’s rights to the Dedicated Manufacturing Equipment or the ability of Patheon to use the Dedicated Manufacturing Equipment for the benefit of Santarus. The terms and conditions applicable to any such use of the Dedicated Manufacturing Equipment by Patheon on S2’s behalf shall be set forth in a written agreement mutually agreed among Santarus, S2 and Patheon or an amendment to the Equipment Agreement entered into between Santarus and Patheon.
     4. Representations and Warranties. Each of the parties represents and warrants that: (a) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action; (c) this Agreement is legally binding upon it and enforceable in accordance with its terms and the execution, delivery, and performance of this Agreement by it does not conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material applicable law; and (d) it is not aware of any action, suit, inquiry, or investigation instituted by any entity which questions or threatens the validity of this Agreement.
     5. Miscellaneous.
          (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
          (b) This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by, interpreted under, and construed and enforced in accordance with the laws of New York, without regard to the conflict of laws principles thereof.
          (c) This Agreement may be amended or modified only by a written instrument executed by all of the parties.
          (d) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, such determination shall not affect the enforceability of any others or the remainder of this Agreement.
          (e) This Agreement may be executed in any number of counterparts (including by facsimile or electronic signature), each of which will be deemed an original as against the party whose signature appears thereon, but all of which taken together will constitute but one and the same instrument.

          (f) Nothing in this Agreement shall be construed to be a modification of, or limitation on, any provision of the License Agreement, including the representations, warranties and agreements set forth therein.
          (g) This Agreement, the Patheon Agreements and the License Agreement contain the entire understanding of the parties with respect to the subject matter of this Agreement. All express or implied agreements and understandings, either oral or written, made on or before the Effective Date (other than the provisions of the License Agreement), are expressly superseded by this Agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

S2 THERAPEUTICS, INC.			SANTARUS, INC.

By:	/s/ Charles P. Sutphin		By:	/s/ Gerald T. Proehl
	Name:	Charles P. Sutphin		Name:	Gerald T. Proehl
	Title:	President and CEO		Title:	President and CEO
SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT